Exhibit 10.2
AFFIRM HOLDINGS, INC.
AMENDED AND RESTATED 2012 STOCK PLAN
GLOBAL NOTICE OF PERFORMANCE STOCK UNIT GRANT
Affirm Holdings, Inc., a Nevada corporation (the “Company”), pursuant to the Affirm Holdings, Inc. Amended and Restated 2012 Stock Plan and any applicable sub-plan for a particular country, as applicable (together, the “Plan”), has granted to Grantee set forth below (“Grantee”), as of the date set forth below (the “Date of Grant”), a performance stock unit award covering the number of units set forth below (the “PSUs”), each of which represents one (1) share of the Company’s class A common stock (“Common Stock” and the shares of Common Stock underlying the PSUs, the “Shares”). The PSUs are subject to all of the terms and conditions set forth in this Global Notice of Performance Stock Unit Grant (the “Grant Notice”) and the Global Performance Stock Unit Agreement, including the additional terms and conditions for certain countries, as set forth in the addendum attached thereto (the “Addendum” and, together, the “PSU Agreement”) and the Plan, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the PSU Agreement will have the same definitions as in the Plan or the PSU Agreement. In the event of any conflict between the terms of the Grant Notice and the Plan, the terms of the Plan will control.

Grantee:	«Name of Grantee»
Date of Grant:	«Date of Grant»
Initial Target Grant Date Dollar Value:	«Initial Target Grant Date Dollar Value»

●Initial Target Grant Date Dollar Value of RLTC PSUs:	«Initial Target Grant Date Dollar Value re RLTC»
●Initial Target Grant Date Dollar Value of AOI PSUs:	«Initial Target Grant Date Dollar Value re AOI»

Target Number of PSUs:	«Target PSUs»
●Target Number of RLTC PSUs:	«Target PSUs re RLTC»
●Target Number of AOI PSUs:	«Target PSUs re AOI»
Performance Period:	«Beginning Date» - «Ending Date»

Vesting Schedule:
Performance-Based Vesting. All of the PSUs are unearned, nonvested and forfeitable as of the Date of Grant. Subject to satisfaction of the time-based vesting conditions below, the number of PSUs that become earned, if any, shall be determined based on the achievement of the applicable Performance Measures during the Performance Period.
The actual number of PSUs earned during the Performance Period shall be determined by the Administrator as soon as practicable following the end of such Performance Period. Any PSUs that do not become earned and vested will be automatically forfeited and all rights of Grantee to such PSUs shall immediately terminate, without payment of any consideration to Grantee.
Time-Based Vesting. As of the last day of the Performance Period (such date, the “Vesting Date”), the total number of PSUs earned based on the achievement of the applicable Performance Measures during the Performance Period shall become vested and non-forfeitable, provided, that Grantee remains in Continuous Service Status through the Vesting Date.
If Grantee’s Continuous Service Status terminates for any reason at any time prior to the last day of the Performance Period, all PSUs will be automatically forfeited and all rights of Grantee to such PSUs shall immediately terminate, without payment of any consideration to Grantee, except that the Grantee shall vest in the Target Number of PSUs upon a termination due to Grantee’s death or Disability, in either case, that occurs on or after the second anniversary of the start of the Performance Period and prior to the last day of the Performance Period.

Settlement of PSUs:
Each PSU, to the extent earned and vested, will be settled on a date determined by the Company in its sole and absolute discretion that is as soon as practicable following the Vesting Date, but in no event later than March 15 of the year following the year in which the Performance Period ends.
Further, notwithstanding anything stated herein, in the PSU Agreement, the Plan or any other agreement applicable to the PSUs, the Company shall have the discretion to settle the PSUs prior to the time set forth herein to the extent permitted by U.S. Treasury Regulation Section 1.409A-3(j)(4).

Definitions for Performance Measures
“Achievement Percentage of Target AOI PSUs” means the level of payout achievement for AOI PSUs based on AOI growth for a given fiscal year during the Performance Period.
“Achievement Percentage of Target RLTC PSUs” means the level of payout achievement for RLTC PSUs based on RLTC growth for a given fiscal year during the Performance Period.
“AOI” means adjusted operating income as published in connection with the release of the Company’s final financial statements.
“AOI Growth Percentage” means the percentage difference between AOI at the end of the applicable measurement period (fiscal year or Performance Period, as applicable) compared to the AOI published in connection with the release of the Company’s financial statements for either (a) the fiscal year immediately preceding the applicable measurement period, or (b) in the case of negative performance over the Performance Period, the fiscal year prior to the start of the Performance Period.
“RLTC” means revenue less transaction costs as published in connection with the release of the Company’s final financial statements.
“RLTC Growth Percentage” means the percentage difference between RLTC at the end of the applicable measurement period (fiscal year or Performance Period, as applicable) compared to the RLTC published in connection with the release of the Company’s financial statements for either (a) the fiscal year immediately preceding the applicable measurement period, or (b) in the case of negative performance over the Performance Period, the fiscal year prior to the start of the Performance Period.
Performance Measures

The tables below set forth the targets for each fiscal year ending during the Performance Period for the following two Performance Measures: RLTC Growth Percentage and AOI Growth Percentage, and the corresponding Achievement Percentage of Target AOI PSUs and Achievement Percentage of Target RLTC PSUs.

Achievement Percentage of Target RLTC PSUs	«Fiscal Year 1» RLTC Growth Percentage	«Fiscal Year 2» RLTC Growth Percentage	«Fiscal Year 3» RLTC Growth Percentage
50% (Threshold)	«Fiscal Year 1 RLTC Threshold Growth Achievement %»	«Fiscal Year 2 RLTC Threshold Growth Achievement %»	«Fiscal Year 3 RLTC Threshold Growth Achievement %»
80% (Underperformance)	«Fiscal Year 1 RLTC Underperformance Growth Achievement %»	«Fiscal Year 2 RLTC Underperformance Growth Achievement %»	«Fiscal Year 3 RLTC Underperformance Growth Achievement %»
100% (Target)	«Fiscal Year 1 RLTC Target Growth Achievement %»	«Fiscal Year 2 RLTC Target Growth Achievement %»	«Fiscal Year 3 RLTC Target Growth Achievement %»
120% (Overperformance)	«Fiscal Year 1 RLTC Overperformance Growth Achievement %»	«Fiscal Year 2 RLTC Overperformance Growth Achievement %»	«Fiscal Year 3 RLTC Overperformance Growth Achievement %»
200% (Maximum)	«Fiscal Year 1 RLTC Maximum Growth Achievement %»	«Fiscal Year 2 RLTC Maximum Growth Achievement %»	«Fiscal Year 3 RLTC Maximum Growth Achievement %»

Achievement Percentage of Target AOI PSUs	«Fiscal Year 1» AOI Growth Percentage	«Fiscal Year 2» AOI Growth Percentage	«Fiscal Year 3» AOI Growth Percentage
50% (Threshold)	«Fiscal Year 1 AOI Threshold Growth Achievement %»	«Fiscal Year 2 AOI Threshold Growth Achievement %»	«Fiscal Year 3 AOI Threshold Growth Achievement %»
80% (Underperformance)	«Fiscal Year 1 AOI Underperformance Growth Achievement %»	«Fiscal Year 2 AOI Underperformance Growth Achievement %»	«Fiscal Year 3 AOI Underperformance Growth Achievement %»
100% (Target)	«Fiscal Year 1 AOI Target Growth Achievement %»	«Fiscal Year 2 AOI Target Growth Achievement %»	«Fiscal Year 3 AOI Target Growth Achievement %»
120% (Overperformance)	«Fiscal Year 1 AOI Overperformance Growth Achievement %»	«Fiscal Year 2 AOI Overperformance Growth Achievement %»	«Fiscal Year 3 AOI Overperformance Growth Achievement %»
200% (Maximum)	«Fiscal Year 1 AOI Maximum Growth Achievement %»	«Fiscal Year 2 AOI Maximum Growth Achievement %»	«Fiscal Year 3 AOI Maximum Growth Achievement %»
To illustrate, below threshold performance for RLTC Growth Percentage for a given fiscal year during the Performance Period results in a 0% Achievement Percentage of Target RLTC PSUs for such year, and below threshold performance for AOI Growth Percentage for a given fiscal year during the Performance Period results in a 0% Achievement Percentage of Target AOI PSUs. Threshold performance results in a 50% Achievement Percentage of Target RLTC PSUs or 50% Achievement Percentage of Target AOI PSUs, as applicable; target performance results in 100% Achievement Percentage of Target RLTC PSUs or 100% Achievement Percentage of Target AOI PSUs, as applicable; and maximum performance results in 200% Achievement Percentage of Target RLTC PSUs or 200% Achievement Percentage of Target AOI PSUs, as applicable.
If the achieved RLTC Growth Percentage or AOI Growth Percentage falls between the potential growth values set for a given fiscal year in the tables above, the “Achievement Percentage of Target RLTC PSUs” or “Achievement Percentage of Target AOI PSUs,” as

applicable, will be determined by linear interpolation between such values (for the avoidance of doubt, there will be no linear interpolation below threshold performance). The RLTC Growth Percentage and AOI Growth Percentage for each fiscal year ending during the Performance Period will be measured and determined by the Administrator as soon as practicable following the last day of each such fiscal year.
Payout Calculations
The “Average RLTC Achievement Percentage” shall be calculated by adding the Achievement Percentages of Target RLTC PSUs for each fiscal year in the Performance Period and dividing such amount by three, rounding to the nearest hundredth of a percent. Similarly, the “Average AOI Achievement Percentage” shall be calculated by adding the Achievement Percentages of Target AOI PSUs for each fiscal year in the Performance Period and dividing such amount by three, rounding to the nearest hundredth of a percent.
The total number of PSUs earned and eligible to vest based on satisfaction of the time-based vesting conditions shall be determined as follows (the “Pre-Adjusted PSU Payout”), calculated separately and added for each of the Target Number of RLTC PSUs and the Target Number of AOI PSUs, rounded down to the nearest whole Share:

Average RLTC Achievement Percentage x Target Number of RLTC PSUs and Average AOI Achievement Percentage x Target Number of AOI PSUs
Flat or Positive Performance Over the Performance Period
If the RLTC Growth Percentage or AOI Growth Percentage achieved over the Performance Period is flat or positive, then the number of RLTC PSUs and AOI PSUs, respectively, earned and eligible to vest based on satisfaction of the time-based vesting conditions shall be based on the relevant Pre-Adjusted PSU Payout and the Adjusted PSU Payout Cap shall not apply.
Negative Performance Over the Performance Period
Notwithstanding the foregoing, if either the RLTC Growth Percentage or AOI Growth Percentage achieved over the Performance Period is negative, then the relevant Pre-Adjusted PSU Payout earned and eligible to vest based on satisfaction of the time-based vesting conditions shall be no more than the following (the “Adjusted PSU Payout Cap”), as calculated separately for each of the Target Number of RLTC PSUs and/or the Target Number of AOI PSUs (if applicable), rounded down to the nearest whole Share:

Initial Target Grant Dollar Value of RLTC PSUs
÷
Company Closing Stock Price at the end of the Performance Period (or on the last trading day preceding the end of the Performance Period)

and/or

Initial Target Grant Dollar Value of AOI PSUs
÷
Company Closing Stock Price at the end of the Performance Period (or on the last trading day preceding the end of the Performance Period)

Miscellaneous
By your signature and the signature of the Company’s representative below, or by your acceptance of the PSU Agreement via the Company’s designated electronic acceptance procedures, you and the Company agree that (i) the PSUs are granted under and governed by the terms and conditions of the Affirm Holdings, Inc. Amended and Restated 2012 Stock Plan and the PSU Agreement, both of which are attached and made a part of this document and (ii) the PSUs granted hereby are in full satisfaction of any promise of a grant of performance stock units to you as may be set forth in an offer letter (or similar agreement) between you and the Company.
In addition, you agree and acknowledge that your rights to any Shares upon the settlement of the PSUs will be received only when the PSUs vest, that the grant of the PSUs is not as consideration for services you rendered to the Company prior to your Grant Date, and that nothing in this Grant Notice or the attached documents should be interpreted as forming or amending an employment or service contract with the Company or any Parent, Subsidiary or Affiliate or confers upon you any right to continue your employment or consulting relationship with the Company or any Parent, Subsidiary or Affiliate for any period of time, nor does it interfere in any way with your right or the right of the Company or any Parent, Subsidiary or Affiliate to terminate that relationship at any time, for any reason, with or without cause.
[Remainder of Page Intentionally Blank]

Company:
Affirm Holdings, Inc.

By:
Title:

Grantee:

Name:

AFFIRM HOLDINGS, INC.
2012 AMENDED AND RESTATED STOCK PLAN
GLOBAL PERFORMANCE STOCK UNIT AWARD AGREEMENT
Pursuant to your Global Notice of Performance Stock Unit Grant (the “Grant Notice”) and this Global Performance Stock Unit Agreement, including the additional terms and conditions for certain countries, as set forth in the addendum attached hereto (the “Addendum” and, together, the “Agreement”), Affirm Holdings, Inc., a Nevada corporation (the “Company”), has granted you (“Grantee”), as of the Date of Grant set forth in the Grant Notice, a performance stock unit award covering the number of units set forth in your Grant Notice (the “PSUs”), each of which represents one (1) share of the Company’s class A common stock (“Common Stock” and the shares of Common Stock underlying the PSUs, the “Shares”), pursuant to the Company’s Amended and Restated 2012 Stock Plan and any applicable sub-plan for a particular country (together, the “Plan”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan or in the Grant Notice shall have the meaning ascribed to them in the Plan or in the Grant Notice. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
1.No Stockholder Rights. Unless and until such time as Shares are issued pursuant to this Agreement in settlement of vested PSUs, Grantee shall have no ownership of the Shares allocated to the PSUs, including, without limitation, no right to dividends (or dividend equivalents) or to vote such Shares.
2.Termination of Employment. Except as otherwise provided in the Plan or the Grant Notice, if Grantee’s Continuous Service Status terminates at any time for any reason, all PSUs for which vesting is no longer possible under the terms of the Grant Notice and this Agreement shall be forfeited to the Company on the date of such termination of Continuous Service Status, and all rights of Grantee to such PSUs shall immediately terminate at such time, except that the Grantee shall vest in the Target Number of PSUs upon a termination due to Grantee’s death or Disability, in either case, that occurs on or after the second anniversary of the start of the Performance Period and prior to the last day of the Performance Period. For purposes of the PSUs, Grantee’s Continuous Service Status will be considered terminated as of the date Grantee is no longer actively providing services to the Company or, if different, Grantee’s employer (the “Employer”) (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Grantee is providing services or the terms of Grantee’s employment or service agreement, if any). Further, unless otherwise approved by the Company, Grantee’s right to vest in the PSUs will terminate as of such date and will not be extended by any contractual notice period or any period of “garden leave” or similar notice period mandated under employment laws in the jurisdiction where Grantee is employed or the terms of Grantee’s employment agreement, if any. The Administrator shall have the exclusive discretion to determine when Grantee is no longer actively providing services for purposes of Grantee’s PSUs (including whether Grantee may still be considered to be providing services while on a leave of absence). For the avoidance of doubt, Grantee is not entitled to pro-rata vesting of any Shares if Grantee is employed for only a portion of the vesting period, but no longer employed on the respective vesting date.
3.Issuance of Shares of Stock. The Company shall issue to Grantee the number of Shares determined pursuant to the Grant Notice on a date determined by the Company in its sole and absolute discretion that is as soon as practicable following the Vesting Date, but in no event later than March 15 of the year following the year in which the Performance Period ends, and Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.
4.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 4 of the Plan.
5.Responsibility for Taxes.
(a)As a condition to the grant, vesting, and settlement of the PSUs, Grantee acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social security contributions, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (or any equivalent or similar taxes, contributions or other relevant tax-related items in any relevant jurisdiction and including any employer's social security contributions or other liability to the extent such amounts may be lawfully recovered from Grantee) or required deductions, withholdings or payments legally applicable to Grantee and related to the receipt, vesting or settlement of the PSUs, the issuance or subsequent sale of the Shares allocated to the PSUs, or the participation in the Plan (“Tax-Related Items”) is and remains Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Grantee further acknowledges and agrees that Grantee is solely responsible for filing all relevant documentation that may be required in relation to the PSUs or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company, its Parent, Subsidiaries or Affiliates (the “Company Group”) pursuant to Applicable Laws), such as, but not limited to, personal income tax returns or reporting statements in relation to the receipt, vesting or settlement of the PSUs, the issuance of the Shares allocated to the PSUs, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends.
(b)Grantee further acknowledges that the Company and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs, including, but not limited to, the receipt, vesting or settlement of the PSUs, the issuance or subsequent sale of the Shares allocated to the PSUs and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result. Grantee also understands that Applicable Laws may require varying PSU or Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Grantee under Applicable Laws.

(c)Further, if Grantee is subject to Tax-Related Items in more than one jurisdiction, Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(d)Pursuant to this Agreement and subject to Applicable Laws, Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligation for Tax-Related Items by (i) withholding from Grantee’s wages or other compensation paid to Grantee by the Company or the Employer, (ii) withholding from proceeds of the sale of Shares acquired pursuant to the PSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Grantee’s behalf pursuant to this authorization) without further consent, (iii) withholding Shares that would otherwise be issued upon settlement of the PSUs; or (iv) such other method as determined by the Company; provided, however, that if Grantee is subject to Section 16 of the Exchange Act, then the Company will withhold shares pursuant to subsection (iii) hereof unless otherwise determined by the Administrator (as constituted to satisfy Rule 16b-3 of the Exchange Act). In the event the Company determines to satisfy any withholding obligation for Tax-Related Items by withholding from proceeds of the sale of Shares as described in subsection (iv) hereof, the Company reserves the right to require Grantee to enter into a trading plan that comports with the requirements of Rule 10b5-1(c) under the Exchange Act with respect to such sale.
(e)Depending on the method of satisfying any withholding obligation for Tax-Related Items, the Company may pay, withhold or account for such Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable tax or withholding rates, including maximum applicable rates, in Grantee’s jurisdiction(s). In the event of over-withholding, Grantee may receive a refund of any over-withheld amount in cash from the Company or the Employer (with no entitlement to the equivalent in Shares) or, if not so refunded, Grantee may be able to seek a refund from the local tax authorities.
(f)Grantee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to pay, withhold or account for as a result of Grantee’s receipt, vesting or settlement of the PSUs, the issuance of the Shares allocated to the PSUs or the participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.
(g)Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee’s receipt, the vesting and/or settlement of the PSUs, the issuance of Shares allocated to the PSUs and/or the disposition of such Shares. Grantee represents that Grantee has consulted any tax consultants Grantee deems advisable in connection with the receipt of the PSUs, the vesting and/or settlement of the PSUs, the issuance of Shares allocated to the PSUs and/or the disposition of such Shares and that Grantee is not relying on the Company (or the Employer) for any tax advice.

6.Section 409A of the Code. All payments made and benefits provided under this Agreement are intended to be exempt from the requirements of Section 409A of the Code to the maximum extent permitted pursuant to U.S. Treasury Regulation Section 1.409A-1(b)(4) so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt. In no event will the Company reimburse Grantee for any taxes or other penalties that may be imposed on Grantee as a result of Section 409A and, by accepting the PSUs, Grantee hereby indemnifies the Company for any liability that arises as a result of Section 409A.
7.No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate Grantee’s employment or consulting relationship, for any reason, with or without cause.
8.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Grantee’s participation in the Plan, or Grantee’s receipt, vesting or settlement of the PSUs or the Shares allocated thereto or the sale of such Shares. Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan and the PSUs before accepting the PSUs or otherwise taking any action related to the PSUs or the Plan.
9.Nature of Grant. In accepting the PSUs, Grantee acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the Plan is operated and the grant of the PSUs is granted solely by the Company and only the Company is a party to this Agreement; accordingly, any rights Grantee may have under this Agreement may be raised only against the Company but not any entity in the Company Group (including, but not limited to, the Employer);
(c)no entity in the Company Group (including, but not limited to, the Employer) has any obligation to make any payment of any kind to Grantee under this Agreement;
(d)the grant of the PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been granted in the past;
(e)all decisions with respect to future performance stock units or other grants, if any, will be at the sole discretion of the Company;

(f)Grantee is voluntarily participating in the Plan;
(g)the PSUs and the Shares allocated to the PSUs, and the income from and value of same, are not intended to replace any pension rights or compensation and are outside the scope of Grantee’s employment contract, if any;
(h)the PSUs and the Shares allocated to the PSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of- service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(i)unless otherwise agreed with the Company in writing, the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Grantee may provide as a director of a Subsidiary of the Company;
(j)the future value of the Shares underlying the PSUs is unknown, indeterminable, and cannot be predicted with certainty;
(k) no claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs resulting from the termination of Grantee’s employment or service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Grantee is providing services or the terms of Grantee’s employment or service agreement, if any);
(l)unless otherwise provided in the Plan or by the Company in its discretion, the PSUs and the benefits evidenced by this Agreement do not create any entitlement to have the PSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(m)no entity in the Company Group shall be liable for any foreign exchange rate fluctuation between Grantee’s local currency and the United States Dollar or the selection by the Company or any member of the Company Group in its sole discretion of an applicable foreign exchange rate that may affect the value of the PSUs (or the calculation of income or Tax-Related Items thereunder) or of any amounts due to Grantee pursuant to the settlement of the PSUs or the subsequent sale of the Shares allocated to the PSUs.
10.Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax, or forty-eight (48) hours after being deposited in the U.S. mail or a comparable foreign mail service, as certified or registered mail with postage or shipping charges prepaid, addressed to the party to be notified at such party’s address as set forth below, as subsequently modified by written notice, or if no address is specified below, at the most recent address, email or fax number set forth in the Company’s books and records.

If to the Company, to:
650 California Street
Floor 12
San Francisco, CA 94108
Attn: Chief People Officer
Email: equity@affirm.com
If to Grantee, to: Grantee’s last residence or email address shown on the records of the Company or its affiliates.
11.Data Protection.
(a)To facilitate the administration of the Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Grantee and to transfer this data to certain third parties such as brokers with whom Grantee may elect to deposit any share capital under the Plan. Grantee consents to the Company (or its payroll administrators) collecting, holding and processing Grantee’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.
(b)Grantee understands that Grantee may, at any time, view Grantee’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer Grantee’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Grantee.
12.Miscellaneous.
(a)Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.
(b)Jurisdiction and Venue. THE PARTIES CONSENT TO PERSONAL JURISDICTION IN THE STATE OF NEVADA. THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT AND TRIED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEVADA. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES EXPRESSLY ACKNOWLEDGE THAT THE STATE OF NEVADA IS A FAIR, JUST AND REASONABLE FORUM AND AGREE NOT TO SEEK REMOVAL OR TRANSFER OF ANY ACTION FILED BY ANY OF THE OTHER PARTIES IN SUCH COURTS. FURTHERMORE, THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN

AN INCONVENIENT FORUM. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY CERTIFIED MAIL ADDRESSED TO A PARTY AT THE ADDRESS DESIGNATED PURSUANT TO SECTION 10 SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PARTY FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURT TO WHOSE JURISDICTION ANY OF THE PARTIES IS OR MAY BE SUBJECT.
(c)Addendum and Sub-Plans. Notwithstanding any provisions in this Agreement, the PSUs shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for Grantee’s country (the “Addendum”). Moreover, if Grantee relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement. Furthermore, the Plan shall be deemed to include any special terms and conditions set forth in any applicable sub-plan for Grantee’s country, and, if Grantee relocates to a country for which the Company has established a sub-plan, the special terms and conditions for such country will apply to Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
(d)Entire Agreement; Enforcement of Rights; Amendment. This Agreement, together with the Plan and the Grant Notice, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior or contemporaneous discussions or agreements between them. Except as contemplated by the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement to the extent it would materially and adversely affect the rights of Grantee. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Grantee, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the PSUs.
(e)Severability. If one or more provisions of this Agreement, the Grant Notice or the Plan are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties do not reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, the Grant Notice and the Plan, (ii) the balance of this Agreement, the Grant Notice and the Plan shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement, the Grant Notice and the Plan shall be enforceable in accordance with its terms.

(f)Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(g)Counterparts; Electronic Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile, email or other electronic execution and delivery of this Agreement (including, but not limited to, execution by electronic signature or click-through electronic acceptance) shall constitute valid and binding execution and delivery for all purposes and shall be deemed to be, and have the effect of, an original signature.
(h)Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. The rights and obligations of Grantee under this Agreement may only be assigned with the prior written consent of the Company.
(i)Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Grantee is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
(j)Imposition of Other Requirements. The Company reserves the right to impose other requirements on Grantee’s participation in the Plan, on the PSUs and on any Shares allocated to the PSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(k)Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver to Grantee by email or any other electronic means any documents, elections or notices related to this Agreement, the PSUs, the Shares allocated to the PSUs, Grantee’s current or future participation in the Plan, securities of the Company or any member of the Company Group or any other matter, including documents, elections and/or notices required to be delivered to Grantee by applicable securities law or any other Applicable Laws or the Company’s Amended Certificate of Incorporation or Bylaws. By accepting this Agreement, whether electronically or otherwise, Grantee hereby consents to receive such documents and notices by such electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including, but not limited to, the use of electronic signatures or click-through electronic acceptance of terms and conditions.
(l)Language. Grantee acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Grantee to understand the terms and conditions of this Agreement. If Grantee has received this Agreement, or any other documents related to the PSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
(m)Insider Trading/Market Abuse. By accepting the PSUs, Grantee acknowledges that he or she is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. Grantee further acknowledges that, depending on Grantee or his or her broker’s country or the country in which the Shares are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect Grantee’s ability to accept, acquire, sell or otherwise dispose of the Shares, rights to the Shares (e.g., PSUs) or rights linked to the value of the Shares during such times as Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Grantee placed before Grantee possessed inside information. Furthermore, Grantee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. Grantee acknowledges that it is Grantee’s responsibility to comply with any applicable restrictions, and Grantee should speak to his or her personal advisor on this matter.
(n)Foreign Asset/Account, Exchange Control and Tax Reporting. Grantee may be subject to foreign asset/account, exchange control, tax reporting or other requirements which may affect Grantee’s ability acquire or hold PSUs or the Shares or cash received from participating in the Plan (including dividends and the proceeds arising from the sale of the Shares) in a brokerage/bank account outside Grantee’s country. The applicable laws of Grantee’s country may require that he or she report such PSUs, Shares, accounts, assets or transactions to the applicable authorities in such country and/or repatriate funds received in connection with the Plan to Grantee’s country within a certain time period or according to certain procedures. Grantee acknowledges that he or she is responsible for ensuring compliance with any applicable requirements and should consult his or her personal legal advisor to ensure compliance with applicable laws.
13.Effect of Agreement. Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the terms of this Agreement), and hereby accepts this award of PSUs and agrees to be bound by its contractual terms as set forth herein and in the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the PSUs.
14.Clawback; Recoupment. By accepting the PSUs and pursuant to Section 19 of the Plan, Grantee acknowledges and agrees that the Company will be entitled, to the extent permitted or required by Applicable Law, Company policy and/or the requirements of a Stock

Exchange on which the Shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company at any time to Grantee under the Plan; provided, however, that no such recovery of compensation will be an event giving rise to Grantee’s right to resign for “good reason” or “constructive termination” (or similar term) under any agreement between Grantee and the Company.
[Signature Page Follows]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to Grantee (including through an online acceptance process) is acceptable.

Company:
Affirm Holdings, Inc.

By:
Title:

Grantee:

Name:
Address: